COPELAND TRUST

CERTIFICATE OF SECRETARY

The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Copeland Trust on November 30, 2016 and remains in effect on the date hereof:

RESOLVED, that the trustees and officers of the Trust who may be required to execute any amendments to Trust's Registration Statement be, and each of them hereby is, authorized to execute a power of attorney appointing Sofia A. Rosala and Michael P. Malloy, and any one of them, their true and lawful attorney or attorneys, to execute in their name, place and stead, in their capacity as trustee or officer, or both, of the Trust, the Registration Statement on Form N-1A and any amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and said attorneys shall have full power and authority to do and perform in their name and on their behalf, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as they might or could do in person; and it was further

RESOLVED, that the use of powers of attorney by the appropriate officers of the Trust on behalf of each of the Trustees, the Trust’s Principal Executive Officer and the Trust’s Principal Financial Officer, for the purposes of attesting to the seal of the Trust and executing the Trust’s registration statement and any amendments thereto, be, and hereby is, authorized and approved; and it was further

RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and empowered to execute and deliver any and all papers and documents in the name of the Trust and on its behalf, as they, or any of them, may, with the advice of the Trust’s legal counsel, deem necessary and desirable in connection with the foregoing resolutions, such determination to be conclusively evidenced by such actions.

COPELAND TRUST

Date: November 30, 2016                                By: Sofia A, Rosala

Sofia A, Rosala